Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2010, on the financial statements of Beyond Commerce, Inc. which report appears on Page F-1 in the 2009 Annual Report of Beyond Commerce, Inc.

/s/ L J SOLDINGER ASSOCIATES, LLC

L J Soldinger Associates, LLC

Deer Park, Illinois
April 22, 2010